EXHIBIT 99.1

NEWS RELEASE

NORTH AMERICAN GALVANIZING & COATINGS, INC.
5314 South Yale Avenue, Suite 1000
(918) 494–0964  Fax: (918) 494-3999

FOR IMMEDIATE RELEASE  Contact: Beth B. Pulley  Phone: (918) 524-1512

North American Galvanizing & Coatings
Agrees to be Acquired by AZZ incorporated for $7.50 per Share in Cash

Tulsa, Oklahoma, April 1, 2010 – North American Galvanizing & Coatings, Inc. (NASDAQ: NGA) has entered into a definitive merger agreement with AZZ incorporated (“AZZ”) (NYSE: “AZZ”) to be acquired through a cash tender offer, followed by a merger with a subsidiary of AZZ, for a price of $7.50 per share in cash.  The tender offer is scheduled to commence on April 30, 2010, or within five business days thereafter, and to expire on the 20th business day from and including the commencement date unless extended in accordance with the terms of the merger agreement and applicable law.

The $7.50 per share price represents a premium of approximately 42.6% over the weighted average trading price of NGA’s common shares for the last 30 trading days.  The transaction is valued at approximately $125.6 million.  NGA and AZZ anticipate that the transaction can close before the end of August.

The merger agreement provides for a wholly owned subsidiary of AZZ to acquire NGA in a two-step transaction.  The first step will consist of a cash tender offer for outstanding shares of NGA common stock at a purchase price of $7.50 per share in cash.  In the second step, the tender offer will be followed by a merger in which any remaining shares of NGA common stock will be converted into the right to receive the same cash price per share paid in the tender offer, and NGA will cease to be a public company.

NGA’s Board of Directors has unanimously approved the merger agreement and the transactions contemplated by the merger agreement, and has resolved to recommend that NGA’s stockholders tender their shares in connection with the tender offer.  The closing of the tender offer is subject to the tender of at least two thirds (2/3) of NGA’s outstanding shares as well as other customary conditions.

The merger agreement contains a “go-shop” provision whereby NGA’s Board of Directors with the assistance of its financial advisor has the right to solicit acquisition proposals from third parties until April 30, 2010.  There can be no assurance that the solicitation of proposals will result in an alternative transaction.  NGA does not intend to disclose developments with respect to the solicitation process unless and until its Board of Directors decides to accept an alternative proposal.  Within five business days after the end of the go-shop period, AZZ will commence the tender offer referred to above.

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Stephens Inc. is serving as financial advisor to NGA and has delivered a fairness opinion to its Board of Directors in connection with the proposed transaction.  Chadbourne & Parke LLP are serving as NGA’s legal advisors.

Important Information About the Tender Offer

This announcement and the description contained herein are for informational purposes only and are not an offer to purchase or a solicitation of an offer to sell securities of NGA.  The tender offer described herein has not yet been commenced.  At the time the tender offer is commenced, AZZ intends to file a tender offer statement on a Schedule TO containing an offer to purchase, a letter of transmittal and other related documents with the Securities and Exchange Commission (the “SEC”).  At the time the tender offer is commenced, NGA intends to file with the SEC a solicitation/recommendation statement on Schedule 14D-9 and, if required, will file a proxy statement or information statement with the SEC at a later date.  Such documents will be mailed to stockholders of record and will also be made available for distribution to beneficial owners of common stock of NGA.  The solicitation of offers to buy common stock of NGA will only be made pursuant to the offer to purchase, the letter of transmittal and related documents.  Stockholders are advised to read the offer to purchase and the letter of transmittal, the solicitation/recommendation statement, the proxy statement, the information statement and all related documents, if and when such documents are filed and become available, as they will contain important information about the tender offer and proposed merger.  Stockholders can obtain these documents when they are filed and become available free of charge from the SEC’s website at www.sec.gov, or from the information agent that AZZ selects.  In addition, copies of the solicitation/recommendation statement, the proxy statement and other filings containing information about NGA, the tender offer and the merger may be obtained, if and when available, without charge, by directing a request to North American Galvanizing & Coatings, Inc.  Attention: Beth Pulley at 5314 S. Yale Street, Suite 1000, Tulsa, Oklahoma 74135, or on NGA’s corporate website at www.nagalv.com.

About North American Galvanizing & Coatings, Inc. (NASDAQ: NGA)

North American Galvanizing & Coatings, Inc. is a leading provider of corrosion protection for iron and steel components fabricated by its customers.  NGA has a large number of hot dip galvanizing facilities in the United States.  NGA’s galvanizing plants offer a broad line of services including centrifuge galvanizing for small threaded products, sandblasting, chromate quenching, polymeric coatings, and proprietary INFRASHIELD™ Coating Application Systems for polyurethane protective linings and coatings over galvanized surfaces.  NGA’s mechanical and chemical engineers provide customized assistance with initial fabrication design, project estimates and steel chemistry selection.  NGA’s galvanizing and coating operations are composed of eleven facilities located in Colorado, Kentucky, Missouri, Ohio, Oklahoma, Tennessee, Texas and West Virginia.  The West Virginia facility began operating in the second quarter of 2009.  These facilities operate galvanizing kettles ranging in length from 16 feet to 62 feet and have lifting capacities ranging from 12,000 pounds to 40,000 pounds.  For more information about NGA, visit www.nagalv.com.

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About AZZ incorporated (NYSE: AZZ)

AZZ incorporated is a specialty electrical equipment manufacturer serving the global markets of industrial, power generation, transmission and distributions, as well as a leading provider of hot dip galvanizing services to the steel fabrication market.

Safe Harbor Statement

Certain statements contained in this press release about our expectations of future events or results constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements are based on currently available competitive, financial and economic data and management’s views and assumptions regarding future events.  Such forward-looking statements are inherently uncertain, and investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements.  In addition, certain factors could affect the outcome of the matters described in this press release.  These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (2) the outcome of any legal proceedings that may be instituted against us or others following the announcement of the merger agreement, (3) the inability to complete the tender offer or the merger due to the failure to satisfy other conditions, (4) risks that the proposed transaction disrupts current plans and operations, and (5) the costs, fees and expenses related to the transaction.  NGA has provided additional information regarding risks associated with the business in NGA’s Annual Report on Form 10-K for 2009 as well as other filings with the SEC, available for viewing on NGA’s website at www.nagalv.com and on the SEC’s website at www.sec.gov.  You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement.  These statements are based on information as of the date of this press release and NGA assumes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.